EXHIBIT 10.22


                               GREATBATCH, INC.

                           GRANT OF RESTRICTED STOCK



     The Board of Directors of Greatbatch, Inc. (the "Company") has authorized and approved the 2005 Stock Incentive Plan (the "Plan"), which has been submitted to and approved by the stockholders of the Company. The Plan provides for the grant of restricted stock to certain employees, non-employee consultants and service providers and non-employee directors of the Company and any parent and subsidiary corporations of the Company. Pursuant to the Plan, the Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") has approved the grant to you of shares of Common Stock, par value $.001 per share, of the Company (the "Shares") on the terms and subject to the conditions set forth in the Plan and in this grant letter. The Plan shall be deemed a part hereof as if fully set forth herein. A copy of the Plan is available at the Smith Barney website [www.benefitaccess.com] or may be obtained by request addressed to: Corporate Secretary, Greatbatch, Inc., 9645 Wehrle Drive, Clarence, NY 14031. Unless the context otherwise requires, all terms defined in the Plan shall have the same meanings when used herein.

     1. Grant of Restricted Stock. The Company, as a matter of separate inducement and not in lieu of any salary or other compensation for your services, hereby grants to you (the "Grant") all rights, title and interest in the record and beneficial ownership in the number of Shares and as of the date (the "Grant Date") indicated in the Summary of Restricted Stock Grant available from the Smith Barney website, in accordance with the terms and conditions set forth in the Plan, but subject to the limitations set forth herein and in the Plan.

     2. Shares Held in Escrow. Unless and until the Shares of Restricted Stock will have vested in the manner set forth in paragraphs 3 or 4, such Shares will be issued in your name and may not be sold, transferred or otherwise disposed of, and may not be pledged or otherwise hypothecated. The Company will instruct the transfer agent for its Shares to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the


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restrictions on transfer set forth in this Grant and the Plan. The certificate or certificates representing such Shares will not be delivered to you unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

     3. Vesting of Restricted Stock. Subject to the other provisions and limitations of the Plan, the Shares of Restricted Stock shall become vested Shares on the dates and in the amounts set forth in the Summary of Restricted Stock Grant.

     4. Termination of Employment; Change in Control. Voluntary or involuntary termination of your employment or occurrence of a Change in Control, shall affect your rights under this Grant as follows:

          a. Voluntary or Involuntary Termination. If, other than as specified below, you voluntarily terminate your employment or if your employment is terminated involuntarily, then you shall forfeit the right to receive all shares of Restricted Stock that have not previously vested pursuant to paragraph 3.

          b. Change in Control. If a Change in Control shall occur, then immediately all nonvested Shares of Restricted Stock shall fully vest, all restrictions (other than those described in paragraph 12) applicable to such Restricted Stock shall terminate and Company shall release from escrow and shall issue and deliver to you a certificate or certificates for all Shares of Restricted Stock.

     5. Forfeiture of Restricted Stock Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested pursuant to paragraphs 3 or 4 will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date the your employment with the Company or a subsidiary terminates for any reason. You hereby appoint the Secretary of the Corporation with full power of substitution, as your true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of you to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company.


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     6. Non-Transferability of Restricted Stock. Prior to vesting pursuant to paragraphs 3 and 4, the Shares of Restricted Stock may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Shares of Restricted Stock contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Shares, shall be null and void and without effect.

     7. Rights as Stockholder. Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you. After such issuance, recordation and delivery, you will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

     8. Legends. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the Shares received pursuant to the Grant shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws. Further, you hereby acknowledge that the Company may endorse a legend upon the certificate evidencing the Shares as the Company, in its sole discretion, determines to be necessary and appropriate to implement the terms of the Plan.

     9. Investment Intent. You hereby covenant and agree with the Company that if there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the Shares subject to this Grant (i) that you will represent that you are receiving the Shares for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current


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with respect to the Shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, if requested by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.

     10. Withholding Taxes. As provided in the Plan, the Company may withhold or cause to be withheld from sums due or to become due to you from the Company or a subsidiary corporation or affiliate thereof an amount necessary to satisfy its obligation (if any) to withhold taxes incurred by reason of the vesting of Shares of Restricted Stock or the Company may require you to reimburse the Company in such amount and may make such reimbursement a condition to the delivery of the Shares free of restrictions imposed by this Grant or by the Plan.

     11. Agreement Subject to the Plan. You and the Company agree that this agreement is subject to, and that you and the Company will both be bound by, all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

     12. Restrictions on Transfer. You acknowledge and agree that the Company may require you, as a condition to the receipt of Shares of Restricted Stock, to become bound by any reasonable agreement restricting transfer of the Shares received on the Grant or subsequent vesting or providing the Company with a right of first purchase or other similar right.

     13. No Guarantee of Employment. This Grant shall not confer upon you any right with respect to continuance of employment or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate such Recipient's employment or other service at any time.

     14. No Guarantee of Tax Consequences. Neither the Company nor any subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available under this Grant.

     15. Electronic Delivery and Signatures. You hereby consent and agree to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for


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delivery and acceptance of Plan documents, you hereby consent to such procedures and agree that your electronic signature is the same as, and shall have the same force and effect as, your manual signature. You also consent and agree that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

     Please indicate your acceptance of all the terms and conditions of this Grant of Restricted Stock and the Plan by clicking on the icon below entitled "I have read and agree".


                                                     Very truly yours,



                                                     Greatbatch, Inc.


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